UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2014

Date of Report

(Date of Earliest Event Reported)

DELVERTON RESORTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000- 54979	46-3481302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A14 Le Quy Don Street

Phan Thiet City

Binh Thuan Province, Vietnam

(Address of Principal Executive Offices)

011 84 062 3739286

(Registrant’s Telephone Number)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to Section 4(2) of the Securities Act of 1933, on November 1, 2014, Delverton Resorts International, Inc. (the “Company”) purchased 1,000,000 shares of its common stock owned by Mark Canevari, Vice President and Chief Operating Officer of the Company, Certificate C05 issued on September 26, 2013, at a value of $0.19 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

DELVERTON RESORTS INTERNATIONAL, INC.

Date: November 4, 2014	/s/ Mark Canevari
Mark Canevari
Vice President